TALLY-HO VENTURES, INC.

Entertainment Products

NOTICE TO NONCONSENTING MINORITY SHAREHOLDERS

Pursuant to 8 Del code §228(e), you, a nonconsenting minority shareholder, are hereby given notice that on April 30, 2005, the Board of Directors of Tally-Ho Ventures, Inc., a Delaware corporation, authorized a 1 for 30 reverse split in the number of shares of its Common Stock.

The record date and time is Friday, May 6, 2005 at 2:00 p.m. EDT

The effective date and time is Monday, May 9, 2005 at 6:00 a.m. PDT, at which time our transfer agent, Signature Stock Transfer, Inc., is authorized to issue new share certificates to all shareholders.

Attached is a copy of the official Board of Directors Resolution, and Shareholders Consent.

You need take no action. Please contact us at our contact information below with any questions.

Sincerely, BY: /s/ Cheney A. Shapiro —————————————— Cheney A. Shapiro Secretary

518 OAK STREET #2
GLENDALE, CALIFORNIA 91204
www.tallyhoventures.com
info@tallyhoventures.com
(818) 550-7886